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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)


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

                                                      Three
                                                      Months
                                                      Ended                             Year Ended September 30,
                                                    December 31,     ---------------------------------------------------
                                                      2000           2000           1999           1998           1997
                                                      ----           ----           ----           ----           ----
EARNINGS:
Earnings before income taxes                       $ 28,358        $  82,882      $ 63,139       $ 57,007       $ 63,275
Interest expense                                      5,054           18,135        17,317         17,383         16,696
Amortization of debt discount and expense                51              218           215            200            176
Interest component of rental expense                    328            1,318         1,539          1,624          1,887
                                                   --------        ---------      --------       --------       --------
                                                   $ 33,791        $ 102,553      $ 82,210       $ 76,214       $ 82,034
                                                   ========        =========      ========       ========       ========

FIXED CHARGES:
Interest expense                                   $  5,054         $ 18,135      $ 17,317       $ 17,383       $ 16,696
Amortization of debt discount and expense                51              218           215            200            176
Allowance for funds used during
      construction (capitalized interest)                 7               17            36             39            114
Interest component of rental expense                    328            1,318         1,539          1,624          1,887
                                                   --------        ---------      --------       --------       --------
                                                   $  5,440        $  19,688      $ 19,107       $ 19,246       $ 18,873
                                                   ========        =========      ========       ========       ========

Ratio of earnings to fixed charges                     6.21             5.21          4.30           3.96           4.35
                                                   ========        =========      ========       ========       ========
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